UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2013 (December 18, 2013)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Human Resources Committee of Caesars Entertainment Corporation (the "Company") approved certain changes under the Company’s 2012 Performance Incentive Plan.

The vesting schedule for all outstanding performance-based stock options to purchase shares, with a vesting trigger based on a 30-day trailing average stock price of $57.41 (the “$57.41 Performance Options”), was amended such that 50% of the shares underlying the option shall vest on March 15, 2014 and 50% of the shares underlying the option shall vest on March 15, 2015 or all shares underlying the option shall vest if the current $57.41 30-day trailing stock price average hurdle is met, whichever comes first.

These vesting changes shall apply to all outstanding $57.41 Performance Options, including those held by the Company’s Named Executive Officers:

Name	Total Number of $57.41 Performance Options
Gary Loveman	768,709
Donald Colvin	28,125
Thomas Jenkin	35,947
John Payne	25,808
Timothy Donovan	9,737
Diane Wilfong	1,624

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2013	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel
and Corporate Secretary